Exhibit 1.2

ProQR Therapeutics N.V.

1,200,000 Ordinary Shares

PLACEMENT AGENCY AGREEMENT

Dated: June 28, 2017

ProQR Therapeutics N.V.

1,200,000 Ordinary Shares

PLACEMENT AGENCY AGREEMENT

June 28, 2017

Leerink Partners LLC

One Federal Street, Floor 37

Boston, MA 02110

USA

Ladies and Gentlemen:

ProQR Therapeutics N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), hereby appoints Leerink Partners LLC as its placement agent (the “Placement Agent”) in connection with the proposed sale to certain investors on the date hereof (the “Direct Offering”) of 1,200,000 ordinary shares, nominal value €0.04 per ordinary share, of the Company (“Ordinary Shares”). The aforesaid 1,200,000 Ordinary Shares to be placed by the Placement Agent are herein called, the “Securities.”

References in this Agreement to Securities being sold by the Company or purchased from the Company (and the corollary uses of those concepts) should be understood to refer to those Securities being issued or granted by the Company and subscribed for from the Company, respectively. Similarly, references in this Agreement to Securities being delivered should be understood to refer to those Securities being issued by the Company.

On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Placement Agent agrees to use its best commercially practicable efforts to solicit and receive offers to purchase the Securities. Notwithstanding anything to the contrary contained in this Agreement, the Placement Agent shall have no obligation to purchase any of the Securities, or any liability to the Company if any prospective purchaser fails to consummate a purchase of any of the Securities. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (No. 333- 207245), including a base prospectus (the “Base Prospectus”) to be used in connection with the offering and sale of the Securities. Such registration statement including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations thereunder (the “1933 Act Regulations”) by the Commission on October 19, 2015 and all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) of the 1933 Act Regulations in connection with the offer and sale of the Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

Any prospectus supplement to the Base Prospectus in preliminary form that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.”

As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used to confirm sales of the Securities or in the form first made available by the Company to meet requests of Purchasers (as defined below) pursuant to Rule 173 under the 1933 Act. References herein to any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. For purposes of this Agreement, all references to the Base Prospectus, Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall (i) be deemed to mean and include any document subsequently filed under the 1934 Act (as defined below) which is incorporated by reference or deemed to be incorporated by reference therein or otherwise deemed by the 1933 Act Regulations to be a part thereof and (ii) be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”). As used in this Agreement:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Applicable Time” means 8:30 A.M., New York City time, on June 28, 2017 or such other time as agreed by the Company and the Placement Agent.

“Business Day” means a day on which banks are generally open for ordinary business in Amsterdam, the Netherlands, and New York, United States of America.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Group” means the Company and each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)).

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (a “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Rule 430B Information” means documents and information deemed to be a part of or included in the Registration Statement pursuant to Rule 430B of the 1933 Act Regulations.

SECTION 1. Representations and Warranties

(a) Representations and Warranties by the Company. The Company represents and warrants to the Placement Agent as of the date hereof, the Applicable Time and the Closing Time (as defined below) and agrees with the Placement Agent as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened. The Company has complied in all material respects with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, if any, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, if any, delivered to the Placement Agent for use in connection with the Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time the Company’s Annual Report on Form 20-F for the year ended December 31, 2016 (the “Annual Report”) was filed with the Commission, the Company met the then-applicable requirements for use of Form F-3 under the 1933 Act. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act.

(ii) Accurate Disclosure. Each preliminary prospectus, if any, and the Prospectus when filed complied in all material respects with the 1933 Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the 1933 Act) to the copy thereof delivered to the Placement Agent for use in connection with the offer and sale of the Securities. Neither the Registration Statement nor any post-effective amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the last sentence of the eighth paragraph under the heading “Plan of Distribution,” contained in the Prospectus (collectively, the “Placement Agent Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the Offering of the Securities.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Emerging Growth Company Status. The Company is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vi) Independent Accountants. The accountants who certified the financial statements and supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(vii) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, the financial position of the Company at the dates indicated and the statement of operations, shareholders’ equity (eigen vermogen) and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(ix) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(x) Capitalization. The authorized and issued share capital and outstanding shares in the capital of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the

Registration Statement, the General Disclosure Package and the Prospectus). All of the ordinary shares in the capital of the Company existing as of the date of this Agreement have been duly authorized and validly issued and are fully paid. None of the outstanding shares in the capital of the Company were issued in violation of the preemptive or other similar rights of any shareholder of the Company.

(xi) Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the 1933 Act) has been duly organized and is validly existing in good standing (where such concept exists) under the laws of the jurisdiction of its organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Company’s subsidiaries is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued and outstanding share capital or other equity or ownership interests of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable (where such concept exists) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in or on an exhibit to the Registration Statement.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid; and the issuance of the Securities is not subject to the preemptive or other similar rights of any shareholder of the Company. The Ordinary Shares conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder, except for being subject to pay up the Securities acquired by them in full.

(xiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv) Absence of Violations, Defaults and Conflicts. The Group is not (A) in violation of its articles of association, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except, in the case of (B), for such defaults as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law (including in the case of the Company and for the avoidance of doubt, the 1934 Act), statute, rule, regulation (including in the case of the Company and for the avoidance of doubt, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)), judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Group or any of its respective properties, assets or operations (each, a “Governmental Entity”), except, in the case of (C), for such violations as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of association of the Company or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations as would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xvi) Absence of Labor Dispute. No material labor dispute with the employees of the Group exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any material existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors.

(xvii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Group, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect its respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Group is a party or of which its properties or assets are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, if determined adversely to the Group, would not reasonably be expected to result in a Material Adverse Effect.

(xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the Offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC (“NASDAQ”), U.S. state securities laws or the rules of FINRA.

(xx) Possession of Licenses and Permits. The Group possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by it, including without limitation, all such permits, licenses, approvals, consents and other authorizations required by the United States Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials, except where the failure so to possess such Governmental Licenses would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Group is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Group has not received any written notice of proceedings relating to the actual revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. To the extent required by applicable laws and regulations of the FDA, the Group has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring in the United States; all such submissions, if any, were in material compliance with applicable laws and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions. To the extent required by applicable laws and regulations of countries within the European Union, the Group has submitted to the national medicinal agencies of such countries a Clinical Trial Authorization application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring in such countries; all such submissions, if any, were in material compliance with applicable laws and regulations when submitted and no material deficiencies have been asserted by the national medicinal agencies with respect to any such submissions.

(xxi) Title to Property. The Group does not own real property. The Group has good and marketable title to all personal and other properties owned by it (excluding for the purpose of this Section (1)(a)(xxi), Intellectual Property (as defined below)), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Group; and all of the leases and subleases material to the business of the Group and under which the Group holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and the Group has no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Group under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Group to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii) Intellectual Property. The Group owns, or has obtained valid, binding and enforceable licenses for the right to use, patents, patent applications, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Group, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property”), except where failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; and to the knowledge of the Company, the patents, trademarks, and copyrights, if any, included within the Company Intellectual Property are valid, enforceable, and subsisting. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Group is not obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property, (B) the Group has not received any notice of any claim of infringement, misappropriation or conflict with any Intellectual Property rights of others with respect to any of the Group’s product candidates or processes or the Company Intellectual Property, (C) to the knowledge of the Company, neither the manufacture nor the sale or use of any of the product candidates or processes of the Group referred to in the Registration Statement, the General Disclosure Package or the Prospectus do or will infringe, misappropriate or violate any existing, non-patent Intellectual Property right or any existing valid, granted patent claim of any third party, and (D) to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property that is owned by the Group and, to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property that is exclusively licensed to the Group in any field of use, other than any licensor to the Group of such Intellectual Property.

(xxiii) Patents and Patent Applications. All patents and patent applications owned by or licensed to the Group or under which the Group has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, each individual associated with the filing and prosecution of such patents and applications has complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such patents and applications; and the Company is not aware of any information required to be disclosed to the USPTO that was not disclosed to the USPTO in connection with the prosecution of the aforementioned patents and applications.

(xxiv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Group is not in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Group has all permits, authorizations and approvals required for its operations under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Group and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Group relating to Hazardous Materials or any Environmental Laws.

(xxv) Accounting Controls. The Company maintains an effective system of “internal control over financial reporting” (as defined under Rule 13-a15(f) and 15d-15(f) under the 1934 Act Regulations) that complies with the requirements of the 1934 Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xxvi) Disclosure Controls. The Company has established “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act Regulations) that complies with the requirements of the 1934 Act; the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-

financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the 1934 Act, and that all such information will be accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(xxvii) Preclinical and Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package or the Prospectus (collectively, “Studies”) were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures; each description of the results of such Studies is accurate and complete in all material respects and fairly presents the data derived from such Studies; and the Company has no knowledge of any other Studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Group has not received any written notice of, or correspondence from, any Governmental Authority requiring the termination, suspension or material modification of any Studies. The Company has operated and currently is in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable regulations of the FDA, the EMA and other federal, state, local and foreign governmental bodies exercising comparable authority, except where the failure to so operate or be in compliance would not have a Material Adverse Effect.

(xxviii) Payment of Taxes. The Group has filed all necessary Dutch and United States federal, state and foreign income and franchise tax returns that are required to have been filed by it pursuant to applicable national, federal, state, local, foreign or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes required to be paid by any of them pursuant to such returns or pursuant to any assessment received by the Group, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Group or except insofar as the failure to pay such taxes would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. The Group is not involved in any current material dispute with any tax authority and the Group is currently not subject to any material investigation or audit from any tax authority. To the Company’s knowledge no transaction, value added (“VAT”), stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable in the Netherlands by or on behalf of the Placement Agent to any taxing authority in connection with (i) the issuance, sale and delivery of the Securities by the Company in the manner contemplated herein; or (ii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(xxix) Insurance. The Group carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is customary and adequate for the conduct of its business, and all such insurance is in full force and effect. The Group has not received any notice that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. The Group has not been denied any insurance coverage which it has sought or for which it has applied.

(xxx) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Intentionally Omitted.

(xxxii) Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxiii) Foreign Corrupt Practices Act. None of the Group or, to the knowledge of the Company, any supervisory or management board member, agent, employee, affiliate or other person acting on behalf of the Group is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Group, or (B) any applicable non-United States anti-bribery statute or regulation, including, without limitation, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), and the UK Bribery Act 2010 (the “UK Bribery Act”). To the knowledge of the Group, its affiliates have conducted their businesses in compliance with the FCPA, the OECD Convention and the UK Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiv) Money Laundering Laws. The operations of the Group are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Group with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxv) OFAC. None of the Group or, to the knowledge of the Company, any supervisory or management board member, agent, employee, affiliate or representative of the Company is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Group located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvi) Lending Relationships. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Group (i) does not have any material lending or other relationship with any banking or lending affiliate of the Placement Agent and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Placement Agent.

(xxxvii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxviii) Listing Approval. The Ordinary Shares are registered pursuant to Section 12(b) of the 1934 Act. The Company has filed a Notice of Listing of Additional Shares with The NASDAQ Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the 1934 Act or delisting the Securities from the NASDAQ Global Market, nor has the Company received any written notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing. The Company is in compliance with all applicable listing requirements of the NASDAQ Global Market, except to the extent as would not reasonably be expected to result in a Material Adverse Effect.

(xxxix) FINRA Matters. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater shareholders. There are no relationships, direct or indirect, or related-party transactions involving the Company or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(xl) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(xli) Submission to Jurisdiction. The Company has the power to submit, and pursuant to SECTION 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the City and County of New York, Borough of Manhattan, State of New York, U.S.A., and the Company has the power to designate and pursuant to SECTION 15 of this Agreement, has legally, validly, effectively and irrevocably designated the notice address provided in SECTION 10 of this Agreement for the effective service of process in any action arising out of or relating to this Agreement or the Securities in any of the above courts, and service of process effected on such address will be effective to confer valid personal jurisdiction over the Company as provided in SECTION 15 hereof.

(xlii) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of the Netherlands, New York State law or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Dutch, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in SECTION 13 through SECTION 15 of this Agreement.

(xliii) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the 1933 Act or Section 21E of the 1934 Act, as applicable) contained in the Registration Statement, the General Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of a director or senior manager of the Company that is was false or misleading.

(b) Certificates. Any certificate signed by any management board member of the Company delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

SECTION 2. Fees; Closing.

(a) Fees.

(i) For this assignment, the Placement Agent will charge the Company a placement fee (the “Placement Fee”) of 6% of the gross proceeds of the sale of the Securities sold by the Company in the Direct Offering. The Placement Fee shall be payable in immediately available funds at the time (the “Closing Time”) the Company receives payment for the Securities under a definitive securities subscription agreement (the “Subscription Agreements”) between the Company and each purchaser (the “Purchasers”) of the Securities.

(ii) Deliveries of the documents described in Section 3 hereof with respect to the placement of the Securities shall be made at the offices of Morgan, Lewis & Bockius LLP at 101 Park Avenue, New York, New York 10178, beginning at 9:00 A.M., New York City time, at the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with the Placement Agent as follows:

(a) Certain Notifications and Required Actions. The Company, will notify the Placement Agent promptly and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities from any securities exchange upon which they are listed for trading or included or designated for quotation, or of threatening or initiation of any proceedings for any such purposes. The Company agrees that it will comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B of the 1933 Act Regulations and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received for filing by the Commission through EDGAR. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the rules of NASDAQ so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Placement Agent or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Placement Agent notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Placement Agent with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Placement Agent or counsel for the Placement Agent shall reasonably object. The Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Securities is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule), file on a timely basis with the Commission and NASDAQ all reports and documents required to be filed under the 1934 Act.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Placement Agent and counsel for the Placement Agent, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Placement Agent, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits), as the Placement Agent may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Placement Agent, without charge, as many copies of any preliminary prospectus as the Placement Agent reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Placement Agent, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Placement Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will cooperate with the Placement Agent and counsel for the Placement Agent to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Placement Agent the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect the listing of the Securities on the NASDAQ Global Market, subject to notice of issuance.

(i) Intentionally Omitted.

(j) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Placement Agent, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Placement Agent will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-1 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Placement Agent. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Placement Agent as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Placement Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) Emerging Growth Company Status. The Company will promptly notify the Placement Agent if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Securities within the meaning of the 1933 Act.

(l) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

(m) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will use commercially reasonable efforts to ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall use commercially reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(n) Withholding taxes. All sums payable by the Group to the Placement Agent under this Agreement shall be paid free and clear of all deductions or withholdings imposed by the Netherlands or by any other jurisdiction through which the Group chooses to make a payment, unless the deduction or withholding is required by law, in which event the Group shall pay such additional amount as shall be required to ensure that the net amount received by the Placement Agent will equal the full amount which would have been received by Placement Agent had no deduction or withholding been made.

(o) VAT. All sums payable by the Group to the Placement Agent under this Agreement shall be considered exclusive of any VAT or other similar taxes levied by reference to added value or sales. If the transactions described in this Agreement are subject to any VAT, the sums payable by the Group to the Placement Agent under this Agreement shall be increased with such VAT, provided that the Placement Agent shall provide the Group with a valid invoice that complies with all relevant tax regulations and that specifically states the applicable amount of VAT.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses (together with any irrecoverable VAT payable in respect of such expenses) incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Placement Agent of copies of any preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing, (iii) the preparation, issuance and delivery of the Securities to the Purchasers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the fees and expenses of the Placement Agent, including fees and disbursements of the Placement Agent’s counsel, in an amount not to exceed $50,000, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation of a “Blue Sky Survey” and any supplement thereto, in an amount not to exceed $5,000, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the Company’s officers and employees, any such consultants and representatives of the Placement Agent (subject to, for the avoidance of doubt, the limitation set forth in Section 4(a)(v) hereof) and the cost of any aircraft and other transportation chartered in connection with the road show, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Placement Agent in connection with, the review by FINRA of the terms of the sale of the Securities, in an amount not to exceed $20,000, and (x) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Global Market.

(b) Termination of Agreement. If this Agreement is terminated by the Placement Agent in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) hereof, the Company shall reimburse the Placement Agent for all reasonably documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Placement Agent, in all cases not to exceed the limitation set forth in Section 4(a)(v) hereof.

SECTION 5. Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any member of the management board of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act or the 1934 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied in all material respects with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b) Opinions of United States Counsel for Company. At the Closing Time, the Placement Agent shall have received the opinions of Goodwin Procter LLP, United States counsel for the Company, dated the Closing Time, including with respect to intellectual property and regulatory matters, in form and substance satisfactory to counsel for the Placement Agent and agreed upon between the parties.

(c) Negative Assurance Letter of United States Counsel for the Company. At the Closing Time, the Placement Agent shall have received the negative assurance letter of Goodwin Procter LLP, United States counsel for the Company, dated the Closing Time, in form and substance satisfactory to counsel for the Placement Agent and agreed upon between the parties.

(d) Opinion of Dutch Counsel for the Company. At the Closing Time, the Placement Agent shall have received the opinion of Allen & Overy LLP, Dutch counsel for the Company, dated the Closing Time, including with respect to certain regulatory and Dutch tax matters, in the form and substance satisfactory to counsel of the Placement Agent and agreed upon between the parties.

(e) Opinion of United States Counsel for the Placement Agent. At the Closing Time, the Placement Agent shall have received the opinion of Morgan, Lewis & Bockius UK LLP, United States counsel for the Placement Agent, dated the Closing Time, with respect to such matters as the Placement Agent may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Placement Agent. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(f) Opinion of Dutch Counsel for the Placement Agent. At the Closing Time, the Placement Agent shall have received the opinion of Stibbe N.V., Dutch counsel for the Placement Agent in connection with the offer and sale of the Securities, dated the Closing Time, in form and substance satisfactory to the Placement Agent.

(g) Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company, whether or not arising in the ordinary course of business, and the Placement Agent shall have received a certificate of a management board member, dated the Closing Time, to the effect that (i) from the date of this Agreement through the Closing Time, there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued and remains outstanding, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and remains outstanding and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Placement Agent shall have received from Deloitte LLP a letter, dated such date, in form and substance satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Placement Agent shall have received from Deloitte LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Time.

(j) Approval of Listing. The Company shall have filed a listing of additional shares notice with NASDAQ.

(k) No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the transactions contemplated hereby.

(l) Lock-up Agreements. On or before the filing of the Final Prospectus Supplement, the Placement Agent shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons and entities listed on Schedule C hereto.

(m) CFO Certificate. The Placement Agent shall have received a certificate of the Chief Financial Officer of the Company, dated the Closing Time in form and substance satisfactory to the Placement Agent.

(n) Additional Documents. At the Closing Time counsel for the Placement Agent shall have been furnished with such documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 13, 14 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its directors and officers, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), its selling agents and each person, if any, who controls Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Placement Agent Information.

(b) Indemnification of Company, Directors and Senior Management. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, and each of its senior managers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Placement Agent Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Placement Agent, and, in the case of parties indemnified pursuant to Section 6 (b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) The indemnity and contribution agreements contained in Section 6 and Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Placement Agent, its directors or officers or any person controlling the Placement Agent, the Company, its directors or officers or any persons controlling the Company and (ii) any termination of this Agreement. A successor to the Placement Agent, its directors or officers or any person controlling the Placement Agent, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 6 and Section 7.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the Offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Placement Agent, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the Offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total Placement Fee received by the Placement Agent, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the Placement Fee received by the Placement Agent in connection with the Securities placed by it.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Placement Agent’s Affiliates and selling agents shall have the same rights to contribution as the Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or its Affiliates or selling agents, any person controlling the Placement Agent, its officers or directors or any person controlling the Company.

SECTION 9. Termination of Agreement.

(a) Termination. The Placement Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the reasonable judgment of the Placement Agent, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Placement Agent, impracticable or inadvisable to proceed with the completion of the Offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required by, any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13, 14 and 15 shall survive such termination and remain in full force and effect. If the issuance to the Purchasers of the Securities, as contemplated by this Agreement and the Subscription Agreements, is not carried out by the Company for any reason permitted under this Agreement, or if such issue is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the

Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4 and 7 hereof), and the Placement Agent shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 7 hereof) or to one another hereunder.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to (i) Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by email at Syndicate@Leerink.com, or by phone at +1-800-808-7525; notices to the Company shall be directed to it at ProQR Therapeutics N.V., Zernikedreef 9, 2333CK Leiden, the Netherlands, attention of the Chief Executive Officer (telephone: + 31 (0) 88 166 7000).

SECTION 11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities in the Direct Offering, including the determination of the offering price of the Securities and any related Placement Agent fees, is an arm’s-length commercial transaction between the Company, on the one hand, and the Placement Agent, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Placement Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (c) the Placement Agent has not assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering of the Securities or the process leading thereto (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) and the Placement Agent does not have any obligation to the Company with respect to the Offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Placement Agent and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the Offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Placement Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 13. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Placement Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 15. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Placement Agent and the Company in accordance with its terms.

Very truly yours, PROQR THERAPEUTICS N.V.

By:	/s/ R. K. Beukema
Name: R. K. Beukema Title: Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written: LEERINK PARTNERS LLC

By:	/s/ Jon A. Civitarese
Name: Jon A. Civitarese Title: Managing Director

Signature Page to Placement Agency Agreement

SCHEDULE B-1

Pricing Terms

1.	The Company is selling 1,200,000 Ordinary Shares.

2.	The offering price per share for the Securities shall be $5.00.

B-1

SCHEDULE B-2

Free Writing Prospectuses

None.

2

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Dinko Valerio

Alison Lawton

Antoine Papiernik

Paul Baart

James Shannon

Daniel de Boer

René Beukema

Noreen Henig

Gerard Platenburg

Smital Shah

3

Exhibit A

Form of Lock-Up Agreement

See attached.

4